EX-4.1

              ORBIT E-COMMERCE, INC.

       2003 NON-QUALIFIED STOCK OPTION PLAN

  1.   Purpose; Effectiveness of the Plan.

       a. The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. It is the intention of the Company that the Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the 1933 Act (as defined hereafter).

       b. This Plan will become effective on the date of its adoption by the Board. This Plan will remain in effect until it is terminated in accordance with sections 8 or 9 hereof. This Plan will be governed by, and construed in accordance with, the laws of the State of Nevada. Options granted under this Plan are intended to be options which do not meet the requirements of Section 422 of the Code.

  2.   Certain Definitions.

       Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any stock option agreements entered into pursuant to this Plan:

       a. "1933 Act" means the Securities Act of 1933, as amended;

       b. "1934 Act" means the Securities Exchange Act of 1934, as amended;

       c.   "Board" means the Board of Directors of the Company;

       d. "Called for under an Option," or words to similar effect, means issuable pursuant to the exercise of an Option;

       e. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise);

       f.   "Committee" means a committee of two or more
  Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

       g. "Company" means Orbit E-Commerce, Inc., a Nevada corporation;

       h. "Disability" has the same meaning as "permanent and total disability," as defined in Section 105(d)(4), or any successor section, of the Code;

       i. "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries or parents;

       j. "Fair Market Value" of a share of Stock shall be equal to the fair market value per share of the Stock on the given valuation date. For purposes hereof, the Fair Market Value shall be
  (i) the closing sales price of a share of Stock on the nearest trading day previous to the date of valuation as reported with respect to the principal market (or composite of the markets, if more than one) or national quotation system in which such shares are then traded, or (ii) if no closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or (iii) if no such quoatations are available, the value as determined by the Committee acting in good faith on such basis as it deems appropriate, including prices furnished by a professional securities dealter making a market in such shares selected by the Committee.

       k. "Just Cause Termination" means a termination by the Company of an Optionee's employment by and/or service to the Company (or if the Optionee is a director, removal of the Optionee from the Board by action of the stockholders or, if permitted by applicable law and the by-laws of the Company, the other directors), in connection with the good faith determination of the Company's board of directors (or of the Company's stockholders if the Optionee is a director and the removal of the Optionee from the Board is by action of the stockholders, but in either case excluding the vote of the Optionee if he or she is a director or a stockholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries or parents;

       l. "Option" means an option granted pursuant to this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, entitling the option holder to acquire shares of Stock issued by the Company pursuant to the valid exercise of the option;

       m. "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan;

       n. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

       o. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

       p. "Optionee" means an Eligible Participant to whom Options are granted hereunder;

       q. "Plan" means this 2003 Non-Qualified Stock Option Plan of the Company;

       r. "Stock" means shares of the Company's Common Stock, $.001 par value;

       s. "Transfer," with respect to Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

  3.   Eligibility.

       The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. The
  Committee shall have complete discretion to determine the number of Options that may be granted to an Eligible Participant.

  4.   Administration.

       a. Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Company's certificate of incorporation and by-laws generally.

       b. Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, by-laws and this Plan, and the specific limitations on such discretion set forth herein:

            i. to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

            ii. to determine the period or periods of time during which Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

            iii. to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations to comply with the requirements of Rule 16(b)(3) under the 1934 Act, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

            iv.  to cause, at the Committee's sole discretion
       , Options or Option Stock to be registered on Form S-8 under the 1933 Act either prior or subsequent to the granting of Options.

       c. Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company.
  Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.


  5.   Shares Reserved for Options.

       a. Option Pool. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under this Plan will not exceed five million (5,000,000) (the "Option Pool"), provided that such number will be increased by the number of shares of Option Stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

       b. Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool that may be issued pursuant to the exercise of Options granted hereunder; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

  6.   Terms of Stock Option Agreements.

       Each Option granted pursuant to this Plan will be evidenced by an agreement (an "Option Agreement") between the Company and the person to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

       a. Status of Optionee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of, the Company or its subsidiaries or parents.

       b. Vesting Periods. Except as otherwise provided herein, each Option Agreement may specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Option Stock called for thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

       c.   Exercise of the Option.

            i.   Mechanics and Notice. An Option may be
       exercised to the extent exercisable (1) by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price thereof as provided in section 6(d) below; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.

            ii. Withholding Taxes. As a condition to the issuance of the shares of Option Stock upon full or partial exercise of an Option granted under this Plan, the Committee may require the Optionee to pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability required in connection with such exercise. For purposes of this subsection 6(c)(ii), "tax withholding liability" will mean all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

       d. Payment of Option Price. Each Option Agreement will specify the Option Price with respect to the exercise of Option Stock thereunder, to be determined by the Committee in its discretion at the time such Option is granted, provided that the Option Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The Option Price shall be paid (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Stock of the Company already owned by the Optionee or shares subject to the Option being exercised (subject to such restrictions and guidelines as the Committee may adopt from time to time), valued at Fair Market Value on the date of delivery of the notice of exercise, or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise.

       e. Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed five
  (5) years from the date of grant. To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that each such Option will terminate, if earlier: (i) ninety (90) days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination; (ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Participant by reason of a Just Cause Termination.

       f. Options Nontransferable. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by him or her.

       g. Additional Restrictions on Transfer. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:
            i.   Securities Act of 1933.  The Optionee
       understands that the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

            ii. Other Applicable Laws. The Optionee further understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

            iii. Investment Intent. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder:
       Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; no one else will have any beneficial interest in the Option Stock; and he or she has no present intention of disposing of the Option Stock at any particular time.

       h. Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(h) have been complied with.

       i. Notices. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when delivered in person with receipt acknowledged, or enclosed in a properly sealed envelope, addressed as aforesaid, and sent by registered or certified mail, return receipt requested, postage prepaid, or by a recognized overnight courier service.

       j. Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

  7.   Modification, Extension and Renewal of Options.

       Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

  8.   Amendment and Discontinuance.

       The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

  9.   Term of Plan.

       The Plan shall terminate automatically on the 10th anniversary of the effective date. No Options shall be granted pursuant to the Plan after such date, but Options theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to section 8 hereof.

  10.  Compliance with Regulations.

       It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the 1934Act and any applicable
  Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

  11.  Copies of Plan.

       A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.